EXHIBIT 10.1

SECURITIES ASSIGNMENT AGREEMENT

This SECURITIES ASSIGNMENT AGREEMENT is entered into as of August 4, 2022 (this “Agreement”) by and between VPC Impact Acquisition Holdings Sponsor II, LLC, a Delaware limited liability company (the “Seller”), and the party listed as Buyer on the signature page hereto (the “Buyer”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Seller wishes to transfer and assign to the Buyer an aggregate of 10,000 Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares” and such shares to be transferred and assigned to the Buyer pursuant to this Agreement, the “Shares”), of VPC Impact Acquisition Holdings II, a Cayman Islands exempted company (the “Company”), in consideration of Buyer’s services to the Company as a member of its Board of Directors, and the Buyer wishes to purchase and receive the Shares from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Assignment of Shares. The Seller hereby transfers and assigns 10,000 Shares to the Buyer.

Section 2 No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3 Investment Representations. The Buyer represents, warrants, acknowledges and agrees as follows:

(a) The investment in the Shares involves certain significant risks. The Buyer has no need for liquidity in the Buyer’s investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period.

(b) The Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on the Buyer (as described in the Company’s registration statement on Form S-1, as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Act”), relating to the underwritten initial public offering by the Company (the “Public Offering”)). Any certificates evidencing the Shares bear a legend referring to the foregoing transfer restrictions.

(c) The Shares are being acquired solely for the Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization.

(d) The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. The Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(e) The Buyer is an “accredited investor” as defined in Regulation D promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Act.

Section 4 Board Membership. In the event (i) the Buyer does not join the Board of Directors of the Company (whether and either at the election of the Company or the Buyer for any reason) or (ii) the Buyer resigns or is removed from the Board of Directors of the Company prior to the consummation of the initial business combination of the Company, then the Buyer shall promptly return the Shares to the Seller or its designee.

Section 5 Trust Account Waiver. In connection with the purchase of the Shares pursuant to this Agreement, except with respect to any Class A ordinary shares, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”) purchased by the Buyer in the Public Offering or in the aftermarket, the Buyer hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Public Offering will be deposited (the “Trust Account”). In no event will the Buyer have the right to redeem any Shares into funds held in the Trust Account.

Section 6 Restrictions on Transfer. By execution hereof, Buyer hereby acknowledges and agrees to be bound by and comply with the transfer restrictions and other restrictions contained in that certain Letter Agreement, dated as of March 4, 2021, by and among the Company, Seller and those directors and officers of the Company that are party thereto (the “Insider Letter”), a form of which is filed as an exhibit to the Registration Statement. In addition to any restrictions contained in the Insider Letter, the Buyer agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares (other than in connection with the initial business combination of the Company and pursuant to the terms and conditions of the definitive documentation with respect to such initial business combination) unless, prior thereto (a) a registration statement on the appropriate form under the Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company that such registration is not required because such transaction is exempt from registration under the Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws. The Buyer acknowledges that because the Company is a shell company, Rule 144 under the Act may not be available to the Buyer for the resale of the Shares until one year following the consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions. The Buyer acknowledges that the Shares will be subject to certain lock-up and other provisions contained in the Insider Letter.

Section 7 Waiver of Adjustment to Share Conversion. In the event that at the time of the closing of the Company’s initial business combination the holders of Class B Ordinary Shares have a right, pursuant to the Company’s amended and restated memorandum and articles of association, to have their Class B Ordinary Shares convert into shares of Class A Ordinary Shares at a greater than one-to-one ratio, the Buyer hereby: (i) agrees that the Buyer waives the Buyer’s right to receive any Class A Ordinary Shares to be issued to the Buyer upon conversion of the Buyer’s Shares at a ratio of greater than one-to-one; (ii) directs the Company to issue to the Seller or its designee such number of additional Class A Ordinary Shares to which the Buyer would have been entitled absent the waiver in clause (i) above; (iii) grants to the Company and any representative designated by the Company, including the Seller or its designee, without further action by the Buyer, a limited irrevocable power of attorney to effect such waiver on behalf of the Buyer, which power of attorney shall be deemed to be coupled with an interest; and (iv) confirms and agrees that the Buyer has no, and shall not have any, claims against the Company or the Seller or its designee, or their respective directors, officers, employees or other shareholders in respect of such waiver.

Section 8 Waiver of Recapitalization Shares. The Buyer hereby: (i) agrees that the Buyer waives the Buyer’s right to receive any additional Class B Ordinary Shares in the event of any share split, share capitalization, reorganization or recapitalization of or in respect of the Class B Ordinary Shares prior to the closing of the Public Offering that is effected in order to increase the number of issued and outstanding Class B Ordinary Shares due to an increase in the number of Class A Ordinary Shares being sold in the Public Offering; (ii) directs the Company to issue to the Seller or its designee the number of additional Class B Ordinary Shares to which the Buyer would have been entitled absent the waiver in clause (i) above; (iii) grants to the Company and any representative designated by the Company, including the Seller or its designee, without further action by the Buyer, a limited irrevocable power of attorney to effect such waiver on behalf of the Buyer, which power of attorney shall be deemed to be coupled with an interest; and (iv) confirms and agrees that the Buyer has no, and shall not have any, claims against the Company or the Seller or its designee, or their respective directors, officers, employees or other shareholders in respect of such waiver.

Section 9 Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the state of New York, without giving effect to any law, rule, provision or principle (including, without limitation, conflict of law principles) that would cause the application of the laws, rules, provisions or principles of any jurisdiction other than the state of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page hereof.

SELLER:

VPC IMPACT ACQUISITION HOLDINGS SPONSOR II, LLC

By:	Victory Park Management, LLC
Title:	Manager

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

[Signature Page to Securities Assignment Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page hereof.

BUYER:

/s/ Albert Periu
Name:	Albert Periu

[Signature Page to Securities Assignment Agreement]